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                                                                   EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-99432 and No. 333-32157) of Intelligent Systems Corporation of our report dated February 25, 1999, with respect to the consolidated financial statements of PaySys International, Inc. and Subsidiaries as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998 included in Intelligent Systems Corporation's Form 10-K for the year ended December 31, 1998.


                                                   Ernst & Young LLP


April 16, 1999
Atlanta, Georgia